Exhibit 99.1
For Immediate Release
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858-1649
FOR MORE INFORMATION CONTACT:
Mary Olivieri, Community Relations Officer
Phone: 989-779-6309    Fax: 989-775-5501

Isabella Bank Corporation Announces First Quarter 2021 Earnings
Strong results reflect strategic moves; loan portfolio metrics remain strong
Mt. Pleasant, Michigan, April 22, 2021 — Isabella Bank Corporation (the "Corporation") (OTCQX: ISBA) released its earnings results for the first quarter of 2021. The Corporation reported net income of $5.4 million and earnings per common share of $0.68.
First quarter 2021 highlights include:
•Net interest income was $13.2 million in the first quarter of 2021 and increased $1.2 million when compared to the same period in 2020.
•Elimination of debt and higher-cost funding throughout 2020 and a decline in interest rates led to a $2.1 million decline in interest expenses in the first quarter of 2021 compared to the same period in 2020.
•Provision for loan losses decreased $1.3 million compared to the first quarter of 2020 due largely to improving credit quality indicators and economic factors.
•Total deposits increased $77.3 million in the first quarter of 2021.
•Outstanding shares of ISBA stock have declined nearly 40,000 since December 31, 2020, as part of a buyback program and changes in the dividend reinvestment plan. The goal is to improve key metrics that positively affect shareholder value and price.
“Isabella Bank Corporation started 2021 with a strong first quarter that reflects the rebounding strength of our communities and the positive returns from the intentional actions we’ve taken in alignment with our five-year strategic plan,” said Jae A. Evans, President and Chief Executive Officer of the Corporation.
“New initiatives designed to support the changing needs of our customers, leverage the interest rate environment and improve key metrics were leading contributors to our excellent results in the first quarter.”

Net income
Net income for the first quarter 2021 was $5.4 million compared to $3.1 million in the first quarter of 2020.
Net interest income: Net interest income for the first quarter increased by $1.2 million compared to the same period in 2020. Net interest income has been up from March 2020 in each of the last four quarters due largely to PPP loans. Income from PPP interest totaled $2.3 million in 2020 and $1.2 million in the first quarter of 2021.
Noninterest income and expenses: Net gain on sold mortgage loans is a key reason noninterest income increased $534,000 in the first quarter compared to the same period in 2020. Ongoing operating expense controls led to noninterest expenses declining $128,000 compared to the first quarter of 2020.
Net yield on interest earning assets: The Corporation’s fully taxable equivalent net yield on interest earning assets was 2.98% for the first quarter of 2021, the same percentage recorded in the first quarter of 2020. The Corporation’s banking subsidiary, Isabella Bank (the “Bank”), implemented strategic programs focused on improving the net yield on interest-earning assets, which included enhanced pricing related to loans and a reduced reliance on higher-cost borrowed funds and brokered deposits. These efforts have helped offset the year-long, low-interest-rate environment. As the economy recovers and interest rates rise, improvement in the yield on interest-earning assets is expected.
Assets
Total assets were $2 billion as of March 31, 2021, and assets under management were $2.8 billion. Assets under management are up $335.2 million, or 13.8%, in comparison to March 31, 2020.
Assets under management include loans sold and serviced of $298.5 million, investment and trust assets managed by Isabella Wealth of $454.5 million and assets on the consolidated balance sheet.
The securities portfolio increased $28.1 million in the first quarter of 2021 due primarily to purchases of U.S. Treasury securities.
Loans
Loans outstanding as of March 31, 2021, totaled $1.2 billion. During the first quarter 2021, gross loans declined $42.4 million, largely driven by reduced volume in advances to mortgage brokers. A second round of participation in the Small Business Administration's Paycheck Protection Program resulted in advances of more than 650 PPP loans totaling $49.9 million in the first quarter of 2021.
Deposits
Total deposits were $1.6 billion at the end of the first quarter 2021, an increase of $321.5 million compared to the same period in 2020. The increase of deposits is largely the result of PPP loan proceeds and from customers receiving government stimulus checks.

Liquidity
The Corporation's liquidity position remains strong as evidenced by its $740 million of cash and available funds as of March 31, 2021. This total is comprised of $322 million in cash and cash equivalents, $219 million in available lines of credit and approximately $200 million in unencumbered investment securities.
Capital
The Bank is designated as a “well capitalized” institution, as its capital ratios exceeded the minimum requirements for this designation. As of March 31, 2021, the Bank’s Tier 1 Leverage Ratio was 8.3%, Tier 1 Capital Ratio was 13.2% and Total Capital Ratio was 14.0%. From a consolidated perspective, the Corporation's Tier 1 Leverage Ratio was 8.6%, Tier 1 Capital Ratio was 13.8% and Total Capital Ratio was 14.5% as of March 31, 2021. The minimum requirements to be considered well capitalized are a Tier 1 Leverage Ratio of 5.0%, Tier 1 Capital Ratio of 8.0% and Total Capital Ratio of 10.0%.
Dividend
During the first quarter of 2021, the Corporation paid a $0.27 per common share cash dividend. Based on the Corporation's closing stock price of $21.75 as of March 31, 2021, the annualized cash dividend yield was 4.97%.
About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving the local banking needs of its customers and communities for 118 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services through Isabella Wealth. The Bank has locations throughout seven Mid-Michigan counties: Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investors link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation's market maker is Boenning & Scattergood, Inc. (www.boenninginc.com), its investor relations firm is Renmark Financial Communications, Inc. (www.renmarkfinancial.com), and analyst coverage is provided by Piper Sander Companies (www.pipersandler.com).
Forward-Looking Statements
This press release includes forward-looking statements. To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from actual results. Additional information concerning some of the factors that could cause materially different results is included in the sections entitled "Risk Factors" and "Forward Looking Statements" set forth in Isabella Bank Corporation's filings with the Securities and Exchange Commission, which are available from the Securities and Exchange Commission's Public Reference facilities and from its website at www.sec.gov.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31 2021	December 31 2020
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$25,775	$31,296
Interest bearing balances due from banks	295,792	215,344
Total cash and cash equivalents	321,567	246,640
Available-for-sale securities, at fair value	367,324	339,228
Mortgage loans available-for-sale	1,965	2,741
Loans
Commercial	725,540	756,686
Agricultural	91,629	100,461
Residential real estate	305,909	307,543
Consumer	72,840	73,621
Gross loans	1,195,918	1,238,311
Less allowance for loan and lease losses	9,271	9,744
Net loans	1,186,647	1,228,567
Premises and equipment	24,886	25,140
Corporate owned life insurance policies	28,057	28,292
Accrued interest receivable	6,422	6,882
Equity securities without readily determinable fair values	17,383	17,383
Goodwill and other intangible assets	48,324	48,331
Other assets	12,857	14,174
TOTAL ASSETS	$2,015,432	$1,957,378
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$404,710	$375,395
Interest bearing demand deposits	328,440	302,444
Certificates of deposit under $250 and other savings	823,916	781,286
Certificates of deposit over $250	86,515	107,192
Total deposits	1,643,581	1,566,317
Borrowed funds	141,967	158,747
Accrued interest payable and other liabilities	11,602	13,726
Total liabilities	1,797,150	1,738,790
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,958,883 shares (including 65,274 shares held in the Rabbi Trust) in 2021 and 7,997,247 shares (including 59,162 shares held in the Rabbi Trust) in 2020	141,366	142,247
Shares to be issued for deferred compensation obligations	4,272	4,183
Retained earnings	67,728	64,460
Accumulated other comprehensive income	4,916	7,698
Total shareholders’ equity	218,282	218,588
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,015,432	$1,957,378

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended March 31
	2021	2020
Interest income
Loans, including fees	$13,097	$13,254
Available-for-sale securities
Taxable	1,165	1,489
Nontaxable	865	1,053
Federal funds sold and other	163	405
Total interest income	15,290	16,201
Interest expense
Deposits	1,668	2,791
Borrowings	421	1,408
Total interest expense	2,089	4,199
Net interest income	13,201	12,002
Provision for loan losses	(523)	788
Net interest income after provision for loan losses	13,724	11,214
Noninterest income
Service charges and fees	1,695	1,353
Net gain on sale of mortgage loans	745	151
Wealth management fees	696	572
Earnings on corporate owned life insurance policies	186	182
Gains from redemption of corporate owned life insurance policies	146	524
Other	64	216
Total noninterest income	3,532	2,998
Noninterest expenses
Compensation and benefits	5,877	5,869
Furniture and equipment	1,373	1,461
Occupancy	945	867
Other	2,622	2,748
Total noninterest expenses	10,817	10,945
Income before federal income tax expense	6,439	3,267
Federal income tax expense	1,041	203
NET INCOME	$5,398	$3,064
Earnings per common share
Basic	$0.68	$0.39
Diluted	$0.67	$0.38
Cash dividends per common share	$0.27	$0.27

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent FTE basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	March 31, 2021			March 31, 2020
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,201,693	$13,097	4.36%	$1,168,070	$13,254	4.54%
Taxable investment securities	190,450	1,165	2.45%	251,797	1,489	2.37%
Nontaxable investment securities	131,850	1,194	3.62%	152,368	1,418	3.72%
Fed funds sold	2	—	—%	—	—	—%
Other	295,104	163	0.22%	90,297	405	1.79%
Total earning assets	1,819,099	15,619	3.43%	1,662,532	16,566	3.99%
NONEARNING ASSETS
Allowance for loan losses	(9,833)			(7,968)
Cash and demand deposits due from banks	28,944			21,556
Premises and equipment	25,151			26,252
Accrued income and other assets	113,101			110,786
Total assets	$1,976,462			$1,813,158
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$315,189	$77	0.10%	$235,161	$83	0.14%
Savings deposits	531,302	149	0.11%	426,634	634	0.59%
Time deposits	367,892	1,442	1.57%	404,717	2,074	2.05%
Borrowed funds	144,145	421	1.17%	270,648	1,408	2.08%
Total interest bearing liabilities	1,358,528	2,089	0.62%	1,337,160	4,199	1.26%
NONINTEREST BEARING LIABILITIES
Demand deposits	383,189			246,262
Other	13,910			14,130
Shareholders’ equity	220,835			215,606
Total liabilities and shareholders’ equity	$1,976,462			$1,813,158
Net interest income (FTE)		$13,530			$12,367
Net yield on interest earning assets (FTE)			2.98%			2.98%

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	March 31 2021	March 31 2020	March 31 2019
PER SHARE
Basic earnings	$0.68	$0.39	$0.44
Diluted earnings	$0.67	$0.38	$0.43
Dividends	$0.27	$0.27	$0.26
Tangible book value	$21.35	$21.10	$19.47
Quoted market value
High	$22.50	$24.50	$24.50
Low	$19.45	$16.00	$22.25
Close (1)	$21.75	$18.00	$23.75
Common shares outstanding (1)	7,958,883	7,921,291	7,906,078
Average number of common shares outstanding	7,969,462	7,892,421	7,888,885
Average number of diluted common shares outstanding	8,088,524	8,055,607	8,088,341
PERFORMANCE RATIOS
Return on average total assets	1.09%	0.68%	0.77%
Return on average shareholders' equity	9.78%	5.68%	7.00%
Return on average tangible shareholders' equity	12.53%	7.35%	9.29%
Net interest margin yield (FTE)	2.98%	2.98%	3.02%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$298,514	$257,285	$259,127
Assets managed by Isabella Wealth	$454,459	$359,968	$475,560
Total assets under management	$2,768,405	$2,433,157	$2,541,661
ASSET QUALITY (1)
Nonaccrual status loans	$4,532	$6,913	$7,260
Performing TDRs	$28,947	$20,228	$22,305
Foreclosed assets	$384	$564	$401
Net loan charge-offs (recoveries)	$(50)	$30	$11
Nonperforming loans to gross loans	0.38%	0.59%	0.64%
Nonperforming assets to total assets	0.26%	0.43%	0.44%
ALLL to gross loans	0.78%	0.74%	0.73%
CAPITAL RATIOS (1)
Shareholders' equity to assets	10.83%	11.87%	11.20%
Tier 1 leverage	8.56%	9.09%	8.91%
Common equity tier 1 capital	13.77%	12.72%	12.45%
Tier 1 risk-based capital	13.77%	12.72%	12.45%
Total risk-based capital	14.54%	13.41%	13.12%
(1) At end of period

SUPPLEMENTAL BALANCE SHEET DATA (UNAUDITED)
(Dollars in thousands)

	March 31 2021	December 31 2020	September 30 2020	June 30 2020	March 31 2020
Commercial	$725,540	$756,686	$821,102	$799,632	$695,278
Agricultural	91,629	100,461	102,263	103,162	108,856
Residential real estate	305,909	307,543	304,559	307,926	302,016
Consumer	72,840	73,621	75,384	73,665	69,786
Gross loans	$1,195,918	$1,238,311	$1,303,308	$1,284,385	$1,175,936

	March 31 2021	December 31 2020	September 30 2020	June 30 2020	March 31 2020
Noninterest bearing demand deposits	$404,710	$375,395	$353,082	$340,321	$249,424
Interest bearing demand deposits	328,440	302,444	287,809	263,567	237,392
Savings deposits	555,688	505,497	474,483	458,167	435,207
Certificates of deposit	331,413	358,165	354,210	352,118	358,534
Brokered certificates of deposit	14,029	14,029	14,029	14,029	27,458
Internet certificates of deposit	9,301	10,787	11,482	12,476	14,068
Total deposits	$1,643,581	$1,566,317	$1,495,095	$1,440,678	$1,322,083

	March 31 2021	December 31 2020	September 30 2020	June 30 2020	March 31 2020
U.S. Treasury	$29,371	$—	$—	$—	$—
States and political subdivisions	140,329	143,656	148,401	146,785	163,116
Auction rate money market preferred	3,224	3,237	3,194	2,979	2,726
Mortgage-backed securities	75,835	88,652	104,165	119,029	126,554
Collateralized mortgage obligations	116,865	101,983	107,294	111,621	114,793
Corporate	1,700	1,700	—	—	—
Available-for-sale securities, at fair value	$367,324	$339,228	$363,054	$380,414	$407,189

	March 31 2021	December 31 2020	September 30 2020	June 30 2020	March 31 2020
FHLB advances	$90,000	$90,000	$205,000	$205,000	$235,000
Securities sold under agreements to repurchase without stated maturity dates	51,967	68,747	33,349	31,268	28,171
Borrowed funds	$141,967	$158,747	$238,349	$236,268	$263,171

SUPPLEMENTAL STATEMENTS OF INCOME DATA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended March 31
	2021	2020
Service charges and fees
ATM and debit card fees	$999	$794
Service charges and fees on deposit accounts	436	587
Freddie Mac servicing fee	214	159
Net OMSR income (loss)	(32)	(261)
Other fees for customer services	78	74
Total service charges and fees	1,695	1,353
Net gain on sale of mortgage loans	745	151
Wealth management fees	696	572
Earnings on corporate owned life insurance policies	186	182
Gains from redemption of corporate owned life insurance policies	146	524
All other	64	216
Total noninterest income	$3,532	$2,998

	Three Months Ended March 31
	2021	2020
Compensation and benefits	$5,877	$5,869
Furniture and equipment	1,373	1,461
Occupancy	945	867
Other
Audit, consulting, and legal fees	436	433
ATM and debit card fees	417	323
FDIC insurance premiums	231	156
Memberships and subscriptions	211	199
Marketing costs	209	203
Loan underwriting fees	190	166
Director fees	159	182
Donations and community relations	146	330
All other	623	756
Total other noninterest expenses	2,622	2,748
Total noninterest expenses	$10,817	$10,945